Exhibit 99.1

Investor Contact: Dave Gardella, Senior Vice President Finance: Tel: +1 312-326-8155 E-mail: david.a.gardella@rrd.com

RR DONNELLEY BOARD OF DIRECTORS APPROVES SPINOFFS OF LSC COMMUNICATIONS AND DONNELLEY FINANCIAL SOLUTIONS

•	Separation to be completed October 1, 2016

•	LSC Communications and Donnelley Financial to begin “regular way” trading on the New York Stock Exchange on October 3, 2016

•	RRD to effectuate 1:3 reverse stock split on October 1, 2016 following the spinoffs

CHICAGO, September 14, 2016 — R. R. Donnelley & Sons Company (NYSE:RRD) announced today that its board of directors has approved the distribution to its shareholders of approximately 80.75% of the outstanding shares of each of LSC Communications, Inc., a publishing and retail-centric print services and office products company, and Donnelley Financial Solutions, Inc., a financial communications and data services company, which will result in three distinct, publicly traded companies. Each RRD shareholder of record as of the close of business on September 23, 2016, the record date for the distribution, will receive on the distribution date one share of LSC Communications common stock and one share of Donnelley Financial common stock for every eight shares of RRD common stock held as of the record date. The RRD board also approved the implementation of a 1:3 reverse stock split for RRD, which was previously approved by RRD’s shareholders at the annual meeting in May 2016 and will become effective immediately following the distributions on October 1, 2016.

Thomas J. Quinlan, Chief Executive Officer of RRD said, “By operating as three independent companies, we believe the new RRD, LSC Communications and Donnelley Financial will each be able to leverage our shared history of innovation while being better positioned to capitalize on new opportunities in their respective markets. We believe this transaction will allow all three companies to deliver significant value to all of our shareholders. I would like to thank our dedicated employees who have worked tirelessly to make this strategic transaction a reality. We look forward to completing the final steps in this process and embarking on new and exciting chapters for the new RRD, LSC Communications and Donnelley Financial.”

RRD had previously disclosed that it has received a private letter ruling from the Internal Revenue Service (which is a condition to the distributions) regarding certain U.S. federal income tax matters relating to the distributions of approximately 80.75% of the shares of each of LSC Communications and Donnelley Financial common stock to the RRD shareholders, each of which RRD expects will qualify as a tax-free transaction for U.S. federal income tax purposes.

LSC Communications and Donnelley Financial Common Stock Distributions

The RRD board of directors has approved the distribution of approximately 80.75% of the issued and outstanding shares of each of LSC Communications and Donnelley Financial on

October 1, 2016 (the “distribution date”) to RRD shareholders of record as of the close of business on September 23, 2016 (the “record date”). In connection with this distribution, each RRD shareholder will receive one share of common stock of LSC Communications and one share of common stock of Donnelley Financial for every eight shares of RRD common stock held at the close of business on the record date. Upon such distribution, RRD shareholders will own approximately 80.75% of the common shares of LSC Communications and Donnelley Financial and RRD will own the remaining 19.25% of the common shares of LSC Communications and Donnelley Financial. RRD intends to dispose of its remaining ownership interest in each of LSC Communications and Donnelley Financial within 12 months of the spinoffs. No fractional shares of LSC Communications or Donnelley Financial common stock will be issued. Shareholders will receive cash in lieu of fractional shares.

RRD currently has approximately 209.5 million shares outstanding. Based on the one for eight distribution ratio for each spinoff, each of LSC Communications and Donnelley Financial will have approximately 32.4 million shares outstanding of which approximately 26.2 million shares of each of LSC Communications common stock and Donnelley Financial common stock will be distributed to RRD shareholders and approximately 6.2 million shares of each of LSC Communications common stock and Donnelley Financial common stock will be owned by RRD.

Reverse Stock Split of RRD Shares

The RRD board of directors also approved a 1:3 reverse stock split for the new RRD, which will become effective on October 1, 2016 immediately following the distributions of LSC Communications common stock and Donnelley Financial common stock. Under the reverse stock split, every three common shares of RRD will be converted into one common share of RRD. As a result, RRD will have approximately 69.8 million common shares outstanding after the reverse stock split. No further action is required by RRD shareholders in connection with the reverse stock split. No fractional shares of RRD common stock will be distributed to RRD’s shareholders in connection with the reverse stock split. Instead, RRD’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the reverse stock split at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, such shareholders will receive a cash payment in an amount equal to their respective pro rata share of the total net proceeds of that sale. Receipt of cash instead of fractional shares will not be tax free. The RRD board of directors also approved the implementation of an amendment to the certificate of incorporation to decrease the number of authorized shares from 500 million to 165 million, as approved by the shareholders at the 2016 annual meeting. This amendment will be effective when the reverse stock split is effective.

Trading of RRD, LSC Communications and Donnelley Financial Shares

Following the spinoffs, all three companies will be listed on the New York Stock Exchange. RRD shares will continue to trade on the NYSE under the ticker symbol “RRD.” LSC Communications shares will trade under the symbol “LKSD,” while Donnelley Financial shares will trade under the symbol “DFIN.” RRD expects that on or about September 21, 2016, shares of LSC Communications and Donnelley Financial will trade on a “when issued” basis and that “when distributed” trading in RRD shares will commence alongside “regular way”

trading for RRD shares. LSC Communications and Donnelley Financial will begin “regular way” trading on October 3, 2016, at which time “regular way” trading in RRD shares will reflect both the distribution of the LSC Communications and Donnelley Financial shares and the reverse stock split.

RRD shareholders who sell their shares of RRD common stock in the “regular way” market prior to the distribution date will also be selling their rights to receive the distribution of shares of LSC Communications and Donnelley Financial common stock. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of selling RRD common stock.

No action is required by RRD shareholders to receive their LSC Communications or Donnelley Financial common shares. RRD shareholders who hold RRD common shares as of the record date will receive a book-entry account statement reflecting their ownership of LSC Communications and Donnelley Financial common shares or their brokerage account will be credited for the shares.

Prior to the distribution date, RRD will mail information statements to all record holders of RRD common stock as of the record date. The statements will include information regarding the procedure by which the distribution will be effected and other details of the transaction. The information statements will be available on the Securities and Exchange Commissions’ (the “SEC”) website at www.sec.gov and on the Investor Relations portion of the RRD website at www.rrd.com.

Each of LSC Communications and Donnelley Financial has filed an amended and restated preliminary prospectus (each, a “Prospectus” and together, the “Prospectuses”) with the securities regulatory authorities in each of the provinces and territories of Canada in connection with their respective distribution to holders in Canada. A copy of each Prospectus is available on the respective SEDAR profiles of LSC and DFS at www.SEDAR.com. Each of LSC Communications and Donnelley Financial intends to file a final prospectus to qualify the distributions in Canada, and once filed and a final receipt has been obtained, a paper copy of each final prospectus will be provided to a Canadian holder of RRD common stock upon request and without charge by contacting the Investor Contact listed above.

The Prospectuses have not yet become final for the purpose of a distribution of securities to the public in Canada. This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the time a receipt for each final prospectus or other authorization is obtained from the securities commission or similar authority in such jurisdiction.

The distribution agent, transfer agent, registrar and exchange agent for RRD common stock will be Computershare Trust Company, N.A. For questions relating to the transfer or mechanics of the stock distribution or the reverse stock split, shareholders may contact Computershare at P.O. Box 30170, College Station, Texas or via phone at 800-446-2617. If shares are held by a bank, broker or other nominee, shareholders should contact that institution directly.

The completion of the distributions is subject to the satisfaction or waiver of a number of conditions, including the Registration Statements on Form 10 for LSC Communications and Donnelley Financial common stock being declared effective by the SEC, receipt of tax opinions regarding the tax-free nature of the distributions, completion of certain financing transactions, certification to list for each entity by the New York Stock Exchange and certain other conditions described in the information statements included in the LSC Communications and Donnelley Financial Form 10 Registration Statements and in the agreements filed as exhibits to the Form 10 Registration Statements. RRD, LSC Communications and Donnelley Financial expect all conditions to the distribution to be satisfied on or before the distribution date.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with completion and execution of the spinoffs of LSC Communications and Donnelley Financial Solutions and the ability of RRD, LSC Communications and Donnelley Financial Solutions to perform as expected as separate, independent entities and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

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